JEFFERSON-PILOT CORPORATION

                        SUBSIDIARIES OF THE REGISTRANT

                                                                 EXHIBIT 21

Subsidiaries at December 31, 1995:
                                                                  % of Voting
                                                                   Securities
                                                  State of          Owned by
            Name and Address                    Organization       Registrant

Jefferson-Pilot Life Insurance Company         North Carolina          100

Alexander Hamilton Life Insurance Company
  of America                                   Michigan                100

Jefferson-Pilot Investments, Inc.              North Carolina          100

JP Investment Management Company               North Carolina          100

Jefferson-Pilot Investor Services, Inc.        North Carolina          100

Jefferson-Pilot Health Care Delivery           North Carolina          100
  Systems, Inc.

Jefferson Standard Life Insurance Company      North Carolina          (1)

First Alexander Hamilton Life Insurance
  Company                                      New York                (2)

Alexander Hamilton Capital Management, Inc.    Michigan                (2)

SLN Holding Company, L.L.C.                    Michigan                (2)

Jefferson-Pilot Property Insurance Company     North Carolina          100

ETRE Capital Corp.                             Delaware                100

GARCO Capital Corp.                            Delaware                100

HARCO Capital Corp.                            Delaware                (3)

Jefferson-Pilot Communications Company         North Carolina          100

Jefferson-Pilot Communications Company         Virginia                (4)
  of Virginia

WCSC, Inc.                                     South Carolina          (4)

Jefferson-Pilot Data Services, Inc.            North Carolina          100

Community Choice of North Carolina, Inc.       North Carolina          100

Tall Tower, Inc.                               South Carolina          (5)

MedSelect, Inc.                                North Carolina          (6)

                                 F-26
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                      JEFFERSON-PILOT CORPORATION

               SUBSIDIARIES OF THE REGISTRANT (CONTINUED)



(1) 100% owned by Jefferson-Pilot Life Insurance Company.
(2) 100% owned by Alexander Hamilton Life Insurance Company of America.
(3) 100% owned by GARCO Capital Corp.
(4) 100% owned by Jefferson-Pilot Communications Company.
(5) 100% owned by WCSC, Inc.
(6) 100% owned by Jefferson-Pilot Health Care Delivery Systems, Inc.
















































                                  F-27
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